Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2025 FINANCIAL AND OPERATING RESULTS

Midland, TX (November 3, 2025) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback,” “we,” “our” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS

•Average oil production of 503.8 MBO/d (942.9 MBOE/d)
•Net cash provided by operating activities of $2.4 billion; Operating Cash Flow Before Working Capital Changes1 of $2.5 billion
•Cash capital expenditures of $774 million
•Free Cash Flow1 of $1.8 billion; Adjusted Free Cash Flow1 of $1.8 billion
•Declared Q3 2025 base cash dividend of $1.00 per share payable on November 20, 2025; implies a 2.8% annualized yield based on October 31, 2025 closing share price of $143.19
•Repurchased 4,286,080 shares of common stock for approximately $603 million (at a weighted average price of $140.70 per share excluding excise tax)
•Total return of capital of $892 million; represents 50% of Adjusted Free Cash Flow from stock repurchases and the declared Q3 2025 base dividend
•As previously announced, Viper Energy, Inc. ("Viper"), a subsidiary of Diamondback, closed the acquisition of Sitio Royalties Corp. ("Sitio") on August 19th

RECENT HIGHLIGHTS

•On October 1st, closed the previously announced divestiture of Environmental Disposal Systems, LLC to Deep Blue Midland Basin LLC (“Deep Blue”); Diamondback retained its 30% equity ownership in Deep Blue and received $694 million upfront cash proceeds; additionally, Diamondback has the potential to earn up to $200 million in contingent consideration based on the achievement of certain completion thresholds for the years 2026 through 2028
•On October 31st, closed the previously announced divestiture of the Company's 27.5% equity interest in EPIC Crude Holdings, LP ("EPIC Crude") and received $504 million upfront cash proceeds; additionally, Diamondback has the potential to earn $96 million in contingent consideration should a capacity expansion of EPIC Crude be formally sanctioned before year-end 2027
•Repurchased 610,996 shares of common stock in Q4 2025 (to date) for $87 million (at a weighted average price of $143.21 per share excluding excise tax )
1 NON-GAAP DISCLOSURES
For a definition of Operating Cash Flow Before Working Capital Changes, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income per Diluted Share, Net Debt and reconciliations of such non-GAAP financial metrics to their respective most directly comparable GAAP metrics, please see “Non-GAAP Financial Measures” below.

•Repurchased $203 million in senior notes due 2051 & 2052 at 82.3% of par (~$167 million) in Q4 2025 (to date)

UPDATED 2025 GUIDANCE HIGHLIGHTS

•Increasing full year oil production guidance to 495 - 498 MBO/d and increasing annual BOE guidance to 910 - 920 MBOE/d
•Narrowing full year cash capital expenditures to $3.45 - $3.55 billion; unchanged at the midpoint from August update
•The Company expects to drill 445 - 465 gross (412 - 430 net) wells and complete between 510 - 520 gross (471 - 481 net) wells with an average lateral length of approximately 11,500 feet in 2025
•Q4 2025 oil production guidance of 505 - 515 MBO/d (927 - 963 MBOE/d)
•Q4 2025 cash capital expenditures guidance of $875 - $975 million

OPERATIONS UPDATE

The following tables provide a summary of Diamondback’s key operational updates for the quarter:

Wells Drilled and Completed:

	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	Drilled		Completed		Drilled		Completed
Area:	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Midland Basin	107	97	137	127	352	326	361	342
Delaware Basin	1	1	—	—	4	4	15	13
Total	108	98	137	127	356	330	376	355

Gross Wells Drilled and Completed By Zone:

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Number of Wells Drilled	Number of Wells Completed	Number of Wells Drilled	Number of Wells Completed
Midland Basin:
Upper Spraberry	1	3	6	13
Middle Spraberry	7	11	24	32
Jo Mill	19	26	63	54
Lower Spraberry	19	28	73	77
Dean	1	10	13	22
Wolfcamp A	28	27	73	66
Wolfcamp B	25	27	83	80
Wolfcamp D	4	1	9	7
Barnett	3	4	8	10
Midland Basin Total	107	137	352	361

Delaware Basin:
2nd Bone Spring	—	—	—	2
3rd Bone Spring	1	—	3	8
Wolfcamp A	—	—	1	5
Delaware Basin Total	1	—	4	15

Total Company Operated	108	137	356	376

Average Completed Lateral Length (in feet)		11,020		12,060

Realized Average Prices:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Average Prices:
Oil ($ per Bbl)	$64.60	$63.23	$73.13
Natural gas ($ per Mcf)	$0.75	$0.88	$(0.26)
Natural gas liquids ($ per Bbl)	$17.28	$18.13	$17.70
Combined ($ per BOE)	$39.73	$39.61	$44.80

Oil, hedged ($ per Bbl)(1)	$63.70	$62.34	$72.32
Natural gas, hedged ($ per Mcf)(1)	$1.75	$1.45	$0.60
Natural gas liquids, hedged ($ per Bbl)(1)	$17.28	$18.13	$17.70
Average price, hedged ($ per BOE)(1)	$40.58	$39.89	$45.43
(1) Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

Average Costs per BOE:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Lease operating expenses	$5.65	$5.26	$6.01
Production and ad valorem taxes	2.44	2.56	2.91
Gathering, processing and transportation expense	1.41	1.73	1.94
General and administrative - cash component	0.55	0.55	0.63
Total operating expense - cash	$10.05	$10.10	$11.49

FINANCIAL UPDATE

Earnings Attributable to Diamondback Energy, Inc.:

Three Months Ended September 30, 2025
(in millions, except per share amounts)
Net income (loss) attributable to Diamondback Energy, Inc.	$1,018
Earnings (loss) per common share attributable to Diamondback Energy, Inc. - Diluted(1)	$3.51
Adjusted net income(1)	$895
Adjusted net income per common share - Diluted(1)	$3.08
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $4 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

Capital Expenditures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Operated drilling and completion additions to oil and natural gas properties	$632	$631	$2,203	$1,785
Capital workovers, non-operated additions to oil and natural gas properties and science	94	2	205	13
Infrastructure, environmental and midstream additions	48	55	172	136
Total	$774	$688	$2,580	$1,934

Adjusted EBITDA and Free Cash Flow - Non-GAAP:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
	(in millions)
Net income (loss) attributable to Diamondback Energy, Inc.	$1,018	$3,122
Consolidated Adjusted EBITDA	$2,638	$8,027
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,408	$7,520
Net cash provided by operating activities	$2,383	$6,415
Free Cash Flow	$1,760	$4,547
Adjusted Free Cash Flow	$1,792	$4,709

Debt & Liquidity:

September 30, 2025
(in millions)
Standalone cash	$106
Borrowings outstanding under the credit facility	$175
Remaining availability under the credit facility	$2,325
Total liquidity	$2,431
Consolidated total debt	$16,432
Consolidated total net debt	$15,893

RETURN OF CAPITAL UPDATE

Diamondback announced today that the Company’s Board of Directors (the "Board") declared a base cash dividend of $1.00 per common share for the third quarter of 2025 payable on November 20, 2025, to stockholders of record at the close of business on November 13, 2025.

On July 31, 2025, Diamondback’s Board approved a $2.0 billion increase to the share repurchase authorization, bringing total capacity to $8.0 billion (excluding excise tax), with $3.0 billion remaining as of October 31, 2025. The Company expects to continue repurchases opportunistically using cash on hand, free cash flow and potential asset sale proceeds. The program has no time limit and may be suspended, modified or discontinued at the Board’s discretion. Repurchases may be executed in privately negotiated or open-market transactions, consistent with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. All shares repurchased will be retired.

The table below summarizes Diamondback’s return of capital program, including dividends and share repurchases, with future actions subject to Board approval.

	Q3 2025	Q4 2025 to date	Cumulative
	(in millions, except per share amounts, shares in thousands)
Base dividend	$1.00
Shares repurchased	4,286	611	36,129
Weighted average repurchase price	$140.70	$143.21	$138.08
Total repurchase cost	$603	$87	$4,989

Total return of capital	$892
Return of capital % free cash flow	51%
Return of capital % adjusted free cash flow	50%

FULL YEAR 2025 GUIDANCE

Below is Diamondback's updated guidance for the full year 2025, which includes fourth quarter production, cash tax and capital guidance.

	2025 Guidance	2025 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2025 Net production - MBOE/d	910 - 920 (from 890 - 910)	92.8 - 93.5
2025 Oil production - MBO/d	495 - 498 (from 485 - 492)	48.8 - 49.0
Q4 2025 Oil production - MBO/d (total - MBOE/d)	505 - 515 (927 - 963)	65.0 - 67.0 (124.0 - 128.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.40 - $5.70 (from $5.30 - $5.70)
G&A
Cash G&A	$0.60 - $0.75	$0.80 - $1.00
Non-cash equity-based compensation	$0.25 - $0.35	$0.10 - $0.20
DD&A	$14.50 - $15.50	$16.75 - $17.25
Interest expense (net of interest income)	$0.60 - $0.80	$2.50 - $3.00
Gathering, processing and transportation	$1.45 - $1.60 (from $1.60 - $1.75)

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)(1)	15% - 18%	21% - 23%
Q4 2025 Cash taxes ($ - million)(2) (3)	$270 - $350	$13 - $18

Capital Budget ($ - million)
Operated drilling and completion	$2,925 - $2,950 (from $2,850 - $2,950)
Capital workovers, non-operated properties and science	$300 - $350 (from $250 - $300)
Infrastructure, environmental and midstream	$225 - $250 (from $300 - $350)
2025 Total capital expenditures	$3,450 - $3,550 (from $3,400 - $3,600)
Q4 2025 Capital expenditures	$875 - $975

Gross horizontal wells drilled (net)	445 - 465 (412 - 430) (from 425 - 450 (395 - 418))
Gross horizontal wells completed (net)	510 - 520 (471 - 481) (from 490 - 515 (458 - 482))
Average lateral length (Ft.)	~11,500'
FY 2025 Midland Basin well costs per lateral foot	$550 - $580
FY 2025 Delaware Basin well costs per lateral foot	$860 - $910
Midland Basin completed net lateral feet (%)	~95%
Delaware Basin completed net lateral feet (%)	~5%
(1) Pre-tax income attributable to the Company is a non-GAAP measure. We are not able to forecast the most directly comparable GAAP measure - Income (loss) before income taxes - due to high variability and difficulty in predicting certain items that affect Income (loss) before income taxes, such as future commodity prices, pace of and costs of developing, producing and operating our interests in oil and natural gas properties, future changes in interest rates and various other business factors impacting our financial results.
(2) Includes approximately $175 million tax impact from asset divestitures in the fourth quarter.
(3) Includes estimated favorable impact on the year-to-date period of tax legislation enacted in the third quarter.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2025 on Tuesday, November 4, 2025 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions including the Endeavor acquisition, Double Eagle acquisition, 2025 drop down and Sitio acquisition and other acquisitions or divestitures; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas and natural gas liquids and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; acts of war or terrorist acts and the governmental or military response thereto; changes in the financial strength of counterparties to our credit agreement and hedging contracts; changes in our credit rating; risks related to the recently completed Endeavor acquisition, Double Eagle acquisition, 2025 drop down and Sitio acquisition; those other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents ($53 million and $27 million related to Viper)	$159	$161
Restricted cash ($390 million and $— million related to Viper)	393	3
Accounts receivable:
Joint interest and other, net	345	198
Oil and natural gas sales, net ($290 million and $149 million related to Viper)	1,280	1,387
Inventories	86	116
Derivative instruments	174	168
Prepaid expenses and other current assets	144	77
Total current assets	2,581	2,110
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($24,498 million and $22,666 million excluded from amortization at September 30, 2025, and December 31, 2024, respectively) ($14,589 million and $5,713 million related to Viper and $5,275 million and $2,180 million excluded from amortization related to Viper)	94,309	82,240
Other property, equipment and land	1,019	1,440
Accumulated depletion, depreciation, amortization and impairment ($1,454 million and $1,081 million related to Viper)	(22,795)	(19,208)
Property and equipment, net	72,533	64,472
Funds held in escrow	17	1
Equity method investments	362	375
Assets held for sale	505	—
Derivative instruments	1	2
Deferred income taxes, net ($— million and $185 million related to Viper)	—	173
Other assets	214	159
Total assets	$76,213	$67,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$426	$253
Accrued capital expenditures	846	690
Current maturities of debt ($380 million and $— million related to Viper)	394	900
Other accrued liabilities	1,000	1,020
Revenues and royalties payable	1,433	1,491
Derivative instruments	10	43
Income taxes payable	33	414
Total current liabilities	4,142	4,811
Long-term debt ($2,241 million and $1,083 million related to Viper)	15,848	12,075
Derivative instruments	106	106
Asset retirement obligations	584	573
Deferred income taxes	9,877	9,826
Other long-term liabilities	22	39
Total liabilities	30,579	27,430
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 286,876,206 and 290,984,373 shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	3	3
Additional paid-in capital	32,606	33,501
Retained earnings (accumulated deficit)	6,486	4,238
Accumulated other comprehensive income (loss)	(7)	(6)
Total Diamondback Energy, Inc. stockholders’ equity	39,088	37,736
Non-controlling interest	6,546	2,126
Total equity	45,634	39,862
Total liabilities and stockholders’ equity	$76,213	$67,292

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Oil, natural gas and natural gas liquid sales	$3,447	$2,354	$10,420	$6,629
Sales of purchased oil	459	282	1,168	698
Other operating income	18	9	62	28
Total revenues	3,924	2,645	11,650	7,355
Costs and expenses:
Lease operating expenses	490	316	1,338	825
Production and ad valorem taxes	212	153	654	413
Gathering, processing and transportation	122	102	378	261
Purchased oil expense	455	280	1,168	696
Depreciation, depletion, amortization and accretion	1,286	742	3,649	1,694
General and administrative expenses	70	49	210	141
Merger and transaction expenses	17	258	94	273
Other operating expenses	36	35	111	68
Total costs and expenses	2,688	1,935	7,602	4,371
Income (loss) from operations	1,236	710	4,048	2,984
Other income (expense):
Interest expense, net	(70)	(18)	(166)	(101)
Other income (expense), net	108	89	133	87
Gain (loss) on derivative instruments, net	120	131	149	101
Gain (loss) on extinguishment of debt	(32)	—	23	2
Income (loss) from equity investments, net	8	6	20	23
Total other income (expense), net	134	208	159	112
Income (loss) before income taxes	1,370	918	4,207	3,096
Provision for (benefit from) income taxes	287	210	894	685
Net income (loss)	1,083	708	3,313	2,411
Net income (loss) attributable to non-controlling interest	65	49	191	147
Net income (loss) attributable to Diamondback Energy, Inc.	$1,018	$659	$3,122	$2,264

Earnings (loss) per common share:
Basic	$3.51	$3.19	$10.71	$12.00
Diluted	$3.51	$3.19	$10.71	$12.00
Weighted average common shares outstanding:
Basic	288,826	204,730	290,188	187,253
Diluted	288,826	204,730	290,188	187,253

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,083	$708	$3,313	$2,411
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	253	51	235	180
Depreciation, depletion, amortization and accretion	1,286	742	3,649	1,694
(Gain) loss on extinguishment of debt	32	—	(23)	(2)
(Gain) loss on derivative instruments, net	(120)	(131)	(149)	(101)
Cash received (paid) on settlement of derivative instruments	60	(4)	108	(36)
(Income) loss from equity investment, net	(8)	(6)	(20)	(23)
Equity-based compensation expense	22	16	61	49
Other	(74)	20	(47)	77
Changes in operating assets and liabilities:
Accounts receivable	(22)	106	138	61
Income tax receivable	—	—	3	12
Prepaid expenses and other current assets	(49)	(11)	(65)	78
Accounts payable and accrued liabilities	28	(395)	(355)	(490)
Income taxes payable	(206)	(36)	(515)	(51)
Revenues and royalties payable	58	95	28	109
Other	40	54	54	104
Net cash provided by (used in) operating activities	2,383	1,209	6,415	4,072
Cash flows from investing activities:
Additions to oil and natural gas properties	(774)	(688)	(2,580)	(1,934)
Property acquisitions	(1,536)	(7,791)	(5,411)	(7,994)
Proceeds from sale of assets	257	207	314	459
Other	(6)	106	(14)	103
Net cash provided by (used in) investing activities	(2,059)	(8,166)	(7,691)	(9,366)
Cash flows from financing activities:
Proceeds under term loan agreements	500	1,000	2,000	1,000
Repayments under term loan agreements	—	—	(900)	—
Proceeds from borrowings under credit facilities	2,300	1,011	8,222	1,185
Repayments under credit facilities	(2,885)	(1,073)	(8,148)	(1,333)
Proceeds from senior notes	1,600	—	2,800	5,500
Repayment of senior notes	(428)	—	(672)	(25)
Repurchased shares under buyback program	(603)	(515)	(1,576)	(557)
Proceeds from partial sale of investment in Viper Energy, Inc.	—	—	—	451
Net proceeds from Viper’s issuance of common stock	—	476	1,232	476
Dividends paid to stockholders	(289)	(416)	(870)	(1,316)
Dividends to non-controlling interest	(78)	(59)	(255)	(157)
Other	(110)	(5)	(169)	(142)
Net cash provided by (used in) financing activities	7	419	1,664	5,082
Net increase (decrease) in cash, cash equivalents and restricted cash	331	(6,538)	388	(212)
Cash, cash equivalents and restricted cash at beginning of period	221	6,911	164	585
Cash, cash equivalents and restricted cash at end of period	$552	$373	$552	$373

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Production Data:
Oil (MBbls)	46,345	45,108	29,537
Natural gas (MMcf)	115,353	110,119	66,519
Natural gas liquids (MBbls)	21,180	20,248	11,918
Combined volumes (MBOE)(1)	86,751	83,709	52,541

Daily oil volumes (BO/d)	503,750	495,692	321,054
Daily combined volumes (BOE/d)	942,946	919,879	571,098

Average Prices:
Oil ($ per Bbl)	$64.60	$63.23	$73.13
Natural gas ($ per Mcf)	$0.75	$0.88	$(0.26)
Natural gas liquids ($ per Bbl)	$17.28	$18.13	$17.70
Combined ($ per BOE)	$39.73	$39.61	$44.80

Oil, hedged ($ per Bbl)(2)	$63.70	$62.34	$72.32
Natural gas, hedged ($ per Mcf)(2)	$1.75	$1.45	$0.60
Natural gas liquids, hedged ($ per Bbl)(2)	$17.28	$18.13	$17.70
Average price, hedged ($ per BOE)(2)	$40.58	$39.89	$45.43

Average Costs per BOE:
Lease operating expenses	$5.65	$5.26	$6.01
Production and ad valorem taxes	2.44	2.56	2.91
Gathering, processing and transportation expense	1.41	1.73	1.94
General and administrative - cash component	0.55	0.55	0.63
Total operating expense - cash	$10.05	$10.10	$11.49

General and administrative - non-cash component	$0.25	$0.25	$0.30
Depreciation, depletion, amortization and accretion	$14.82	$15.12	$14.12
Interest expense, net	$0.81	$0.67	$0.34
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and transaction expenses, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Net income (loss) attributable to Diamondback Energy, Inc.	$1,018	$3,122
Net income (loss) attributable to non-controlling interest	65	191
Net income (loss)	1,083	3,313
Non-cash (gain) loss on derivative instruments, net	(60)	(41)
Interest expense, net	70	166
Depreciation, depletion, amortization and accretion	1,286	3,649
Depreciation and interest expense related to equity method investments	22	67
(Gain) loss on extinguishment of debt	32	(23)
Non-cash equity-based compensation expense	31	85
Capitalized equity-based compensation expense	(9)	(24)
Merger and transaction expenses	17	94
Other non-cash transactions	(121)	(153)
Provision for (benefit from) income taxes	287	894
Consolidated Adjusted EBITDA	2,638	8,027
Less: Adjustment for non-controlling interest	230	507
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,408	$7,520

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and transaction expenses, other non-cash transactions and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30, 2025
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$1,018	$3.51
Net income (loss) attributable to non-controlling interest	65	0.23
Net income (loss)(1)	1,083	3.74
Non-cash (gain) loss on derivative instruments, net	(60)	(0.21)
(Gain) loss on extinguishment of debt	32	0.11
Merger and transaction expenses	17	0.06
Other non-cash transactions	(121)	(0.42)
Adjusted net income excluding above items(1)	951	3.28
Income tax adjustment for above items	28	0.10
Adjusted net income(1)	979	3.38
Less: Adjusted net income attributable to non-controlling interest	84	0.30
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$895	$3.08

Weighted average common shares outstanding:
Basic		288,826
Diluted		288,826
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $4 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in working capital. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in working capital relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company defines Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Free Cash Flow before merger and transaction expenses, costs of early termination of derivatives and settlements of any treasury locks. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis, adjusted, as applicable, for non-recurring impacts from divestitures, merger and transaction expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of liquidity. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. Currently, the Board has approved a return of capital commitment of at least 50% of Adjusted Free Cash Flow to the Company's stockholders through repurchases under the share repurchase program, base dividends and variable dividends.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)
	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Net cash provided by operating activities	$2,383	$6,415
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(22)	138
Income tax receivable	—	3
Prepaid expenses and other current assets	(49)	(65)
Accounts payable and accrued liabilities	28	(355)
Income taxes payable	(206)	(515)
Revenues and royalties payable	58	28
Other	40	54
Total working capital changes	(151)	(712)
Operating cash flow before working capital changes	2,534	7,127
Additions to oil and natural gas properties	(774)	(2,580)
Total Cash CAPEX	(774)	(2,580)
Free Cash Flow	1,760	4,547
Merger and transaction expenses(1)	17	94
Early termination of derivatives	15	67
Treasury locks	—	1
Adjusted Free Cash Flow	$1,792	$4,709
(1) Includes $15 million and $25 million of Viper's transaction expenses related to the Sitio Acquisition and the Drop Down for the three and nine months ended September 30, 2025, respectively.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents and restricted cash that has been irrevocably deposited for the redemption of principal amounts of outstanding senior notes. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	September 30, 2025	Net Q3 Principal Borrowings/(Repayments)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(in millions)
Diamondback Energy, Inc.(1)	$13,792	$(420)	$14,212	$13,269	$12,069	$12,284
Viper Energy, Inc.(1)	2,640	1,535	1,105	830	1,091	830
Total debt	16,432	$1,115	15,317	14,099	13,160	13,114
Cash and cash equivalents(2)	(539)		(219)	(1,816)	(161)	(370)
Net debt	$15,893		$15,098	$12,283	$12,999	$12,744
(1)    Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.
(2)Cash and cash equivalents at September 30, 2025 includes $380 million of restricted cash which Viper irrevocably deposited with Computershare Trust Company, National Association in July 2025 for the redemption of the principal amount of Viper's 5.375% Senior Notes due 2027 on November 1, 2025.

DERIVATIVES

As of October 31, 2025, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026
Long Puts - Crude Brent Oil	46,000	36,000	22,000	5,000	—
Long Put Price ($/Bbl)	$53.91	$53.13	$52.50	$52.50	—
Deferred Premium ($/Bbl)	$-1.64	$-1.73	$-1.73	$-1.63	—
Long Puts - WTI (Magellan East Houston)	100,000	95,000	60,000	15,000	—
Long Put Price ($/Bbl)	$53.00	$51.13	$50.00	$50.00	—
Deferred Premium ($/Bbl)	$-1.68	$-1.66	$-1.66	$-1.74	—
Long Puts - WTI (Cushing)	176,000	175,000	80,000	10,000	—
Long Put Price ($/Bbl)	$53.79	$51.83	$49.53	$50.00	—
Deferred Premium ($/Bbl)	$-1.64	$-1.63	$-1.66	$-1.83	—
Basis Swaps - WTI (Midland)	76,000	30,000	30,000	25,000	25,000
	$1.05	$0.96	$0.96	$0.95	$0.95
Roll Swaps - WTI	65,000	—	—	—	—
	$1.07	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2025	FY 2026	FY 2027
Costless Collars - Henry Hub	690,000	840,000	580,000
Floor Price ($/Mmbtu)	$2.49	$2.87	$2.91
Ceiling Price ($/Mmbtu)	$5.28	$6.35	$6.37
Natural Gas Basis Swaps - Waha Hub	610,000	650,000	300,000
	$-0.98	$-1.69	$-1.35
Natural Gas Basis Swaps - Houston Ship Channel	20,000	100,000	120,000
	$-0.49	$-0.35	$-0.25

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com